EXHIBIT NO. 11

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the references to our Firm in Post-Effective Amendment No.14 to the Registration Statement on Form N-1A of RNC Mutual Fund Group, Inc., and to the use of our report dated November 11, 1997 on the financial statements and financial highlights. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

                                              /s/TAIT, WELLER & BAKER


Tait, Weller & Baker
Philadelphia, Pennsylvania
January 12, 1998